                                   RAM ENERGY, INC.

                              1998 STOCK INCENTIVE PLAN

                                   RAM ENERGY, INC.
                              1998 STOCK INCENTIVE PLAN

                                  TABLE OF CONTENTS
                                                                            Page
                                                                            ----

ARTICLE I PURPOSE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     Section 1.1  PURPOSE. . . . . . . . . . . . . . . . . . . . . . . . . .   1
     Section 1.2  ESTABLISHMENT. . . . . . . . . . . . . . . . . . . . . . .   1
     Section 1.3  SHARES SUBJECT TO THE PLAN . . . . . . . . . . . . . . . .   1
     Section 1.4  SHAREHOLDER APPROVAL . . . . . . . . . . . . . . . . . . .   1

ARTICLE II        DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE III       ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . .   4
     Section 3.1  ADMINISTRATION BY COMMITTEE. . . . . . . . . . . . . . . .   4
     Section 3.2  COMMITTEE TO MAKE RULES AND INTERPRET PLAN . . . . . . . .   4

ARTICLE IV         GRANT OF AWARDS . . . . . . . . . . . . . . . . . . . . .   5
     Section 4.1   COMMITTEE TO GRANT AWARDS . . . . . . . . . . . . . . . .   5

ARTICLE V          ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE VI         STOCK OPTIONS . . . . . . . . . . . . . . . . . . . . . .   6
     Section 6.1   GRANT OF OPTIONS. . . . . . . . . . . . . . . . . . . . .   6
     Section 6.2   CONDITIONS OF OPTIONS . . . . . . . . . . . . . . . . . .   6
     Section 6.3   OPTIONS NOT QUALIFYING AS INCENTIVE STOCK OPTIONS . . . .   7

ARTICLE VII        RESTRICTED STOCK AWARDS . . . . . . . . . . . . . . . . .   7
     Section 7.1   GRANT OF RESTRICTED STOCK AWARDS. . . . . . . . . . . . .   7
     Section 7.2   CONDITIONS OF RESTRICTED STOCK AWARDS . . . . . . . . . .   7

ARTICLE VIII       STOCK ADJUSTMENTS . . . . . . . . . . . . . . . . . . . .   8

ARTICLE IX         GENERAL . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Section 9.1   AMENDMENT OR TERMINATION OF PLAN. . . . . . . . . . . . .   9
     Section 9.2   DIVIDENDS AND DIVIDEND EQUIVALENTS. . . . . . . . . . . .   9
     Section 9.3   ACCELERATION OF OTHERWISE UNEXERCISABLE STOCK OPTIONS
                     ON DEATH, DISABILITY OR OTHER SPECIAL CIRCUMSTANCES . .   9
     Section 9.4   NON-TRANSFERABILITY OF OPTIONS. . . . . . . . . . . . . .   9
     Section 9.5   WITHHOLDING TAXES . . . . . . . . . . . . . . . . . . . .   9
     Section 9.6   AMENDMENTS TO AWARDS. . . . . . . . . . . . . . . . . . .   9
     Section 9.7   SECURITIES LAWS . . . . . . . . . . . . . . . . . . . . .  10
     Section 9.8   CHANGE OF CONTROL . . . . . . . . . . . . . . . . . . . .  10
     Section 9.9   NO RIGHT TO CONTINUED EMPLOYMENT. . . . . . . . . . . . .  10
     Section 9.10  RELIANCE ON REPORTS . . . . . . . . . . . . . . . . . . .  10
     Section 9.11  CONSTRUCTION. . . . . . . . . . . . . . . . . . . . . . .  10
     Section 9.12  INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS
                     GRANTED SEPARATELY. . . . . . . . . . . . . . . . . . .  10
     Section 9.13  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE X          ACCELERATION OF OPTIONS UPON CORPORATE EVENT. . . . . . .  10

                                      ARTICLE I

                                       PURPOSE

     SECTION 1.1 PURPOSE. This Stock Incentive Plan is established by RAM Energy, Inc., a Delaware corporation (the "Company"), to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company's success. Toward these objectives, the Plan provides for the granting of Options and Restricted Stock Awards to Participants on the terms and subject to the conditions set forth in the Plan.

     SECTION 1.2   ESTABLISHMENT.  The Plan is effective as of January 19,
1998, and for a period of ten years from such date. The Plan will terminate on January 18, 2008, however, it will continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

     SECTION 1.3 SHARES SUBJECT TO THE PLAN. Subject to Articles IV, VIII and IX of this Plan, shares of stock covered by Options and Restricted Stock Awards shall consist of 550,000 shares of Common Stock.

     SECTION 1.4 SHAREHOLDER APPROVAL. The Plan shall be approved by the holders of a majority of the outstanding shares of Common Stock (i) present, or represented, and entitled to vote at a meeting called for such purposes, or (ii) by written consent in lieu of a meeting, which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. Pending such approval by the shareholders, Awards under the Plan may be granted to Participants, but no such Awards may be exercised or paid prior to receipt of shareholder approval. In the event shareholder approval is not obtained within such twelve-month period, all such Awards shall be void.


                                      ARTICLE II

                                     DEFINITIONS

     SECTION 2.1 "Affiliated Entity" means any partnership or limited liability company, a majority of the partnership or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliate Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control the managing director or a general partner of such partnership or limited liability company.

     SECTION 2.2 "Award" means any Option or Restricted Stock Award granted under the Plan to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

     SECTION 2.3 "Award Agreement" means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

     SECTION 2.4   "Board" means the Board of Directors of the Company.

     SECTION 2.5 "Change of Control Date" means the date on which one of the following events occurs:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of
Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) below; or

          (b) Individuals who, as of the effective date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date hereof whose election, appointment or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c) Approval by the shareholders of the Company of a reorganization, share exchange, merger or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Incumbent Board providing for such Business Combination, or were elected, appointed or nominated by the Incumbent Board; or

          (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 30% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 30% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Incumbent Board providing for such sale or other disposition of assets of the Company, or were elected, appointed or nominated by the Incumbent Board.

     SECTION 2.6 "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.

     SECTION 2.7 "Committee" means the Compensation Committee of the Board, or such other committee designated by the Board consisting of two or more Nonemployee Directors.

     SECTION 2.8 "Common Stock" means the common stock, par value $.01 per share, of the Company, and after substitution, such other stock as shall be substituted therefor as provided in Article VIII.

     SECTION 2.9 "Date of Grant" means the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

     SECTION 2.10 "Disability" has the meaning set forth in Section 22(e)(3) of the Code.

     SECTION 2.11 "Eligible Employee" means any employee of the Company, a Subsidiary or an Affiliated Entity.

     SECTION 2.12 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     SECTION 2.13 "Fair Market Value" means (i) during such time as the Common Stock is listed upon the New York Stock Exchange or other stock exchanges or exchange or the Nasdaq National Market, the closing price of the Common Stock on the principal stock exchange on which the Common Stock is listed or the Nasdaq National Market on the day for which such value is to be determined, or if no sale of the Common Stock shall have been made on any such stock exchange or the Nasdaq National Market that day, on the next preceding day on which there was a sale of such Common Stock or (ii) during any such time as the Common Stock is not listed upon a stock exchange or the Nasdaq National Market, the mean between dealer "bid" and "ask" prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc., or (iii) during any such time as the Common Stock cannot be valued pursuant to (i) or (ii) above, the fair market value shall be as determined by the Board considering all relevant information including, by example and not by limitation, the services of an independent appraiser.

     SECTION 2.14 "Incentive Stock Option" means an Option within the meaning of Section 422 of the Code.

     SECTION 2.15 "Nonemployee Director" means any person who is a member of the Board, is not an Eligible Employee, and is a "Non-Employee Director" as that term is defined in Rule 16 b-3 promulgated under the Exchange Act.

     SECTION 2.16 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

     SECTION 2.17 "Option" means an Award granted under Article VI of the Plan and includes both Non-qualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

     SECTION 2.18 "Participant" means a Nonemployee Director or an Eligible Employee to whom an Award under the Plan has been granted by the Committee.

     SECTION 2.19  "Plan" means RAM Energy, Inc. 1998 Stock Incentive Plan.

     SECTION 2.20  "Restricted Stock Award" means an Award granted under
Article VII of the Plan.

     SECTION 2.21 "Subsidiary" has the meaning set forth in Section 424 of the Code.

                                     ARTICLE III

                                    ADMINISTRATION

     SECTION 3.1 ADMINISTRATION BY COMMITTEE. The Committee shall administer the Plan. The Committee shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee.

     Subject to the provisions of the Plan, the Committee shall have exclusive power to:

          (a)  Select the Participants to be granted Awards.

          (b)  Determine the time or times when Awards will be made.

          (c) Determine the form of an Award, whether an Incentive Stock Option, Nonqualified Stock Option or Restricted Stock Award, the number of shares of Common Stock subject to the Award, all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Committee.

          (d) Determine whether Awards will be granted singly or in combination.

          (e) Accelerate the vesting, exercise or payment of an Award or the performance period of an Award when such action or actions would be in the best interest of the Company.

          (f) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

     SECTION 3.2 COMMITTEE TO MAKE RULES AND INTERPRET PLAN. The Committee in its sole discretion shall have the authority, subject to the provisions and the general purpose and intent of the Plan, to (i) modify the requirements of the Plan to conform with the law or to meet special circumstances not anticipated or covered by the Plan; (ii) suspend or discontinue the Plan; (iii) establish, adopt, or revise rules and regulations with respect to the Plan; and
(iv) make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

                                      ARTICLE IV

                                   GRANT OF AWARDS

     SECTION 4.1 COMMITTEE TO GRANT AWARDS. The Committee may, from time to time, grant Awards to one or more Participants, provided, however, that:

          (a) Subject to Article VIII, the aggregate number of shares of Common Stock made subject to the Award of Options and/or Restricted Stock to any Participant in any year may not exceed 25,000.

          (b) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock shall be available again for grant under the Plan.

          (c) Common Stock delivered by the Company issued pursuant to an Award under the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company or may be purchased on the open market or by private purchase.

          (d) Upon the exercise of an Option, the Company shall issue and deliver to the Participant a certificate representing the Common Stock purchased thereby.

          (e) Awards may only be granted to Nonemployee Directors by the Board, and when the Board acts with respect to Awards made to Nonemployee Directors, the Board shall have all of the powers granted herein to the Committee.


                                      ARTICLE V

                                     ELIGIBILITY

     Subject to the provisions of the Plan, Eligible Employees and Nonemployee Directors shall be eligible to receive Awards under the Plan.


                                      ARTICLE VI

                                    STOCK OPTIONS

     SECTION 6.1 GRANT OF OPTIONS. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Participants. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 6.2.

     SECTION 6.2 CONDITIONS OF OPTIONS. Each Option so granted shall be subject to the following conditions:

          (a) EXERCISE PRICE. As limited by Section 6.2(e) below, each Option shall state the exercise price which shall be set by the Committee at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.

          (b) FORM OF PAYMENT. The exercise price of an Option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by delivering shares of Common Stock or other equity securities of the Company having a Fair Market Value on the date of payment equal to the amount of the exercise price; (iii) by directing the Company to withhold from the shares of Common Stock to be delivered to the Participant upon exercise of the Option, shares of Common Stock with a Fair Market Value on the date of payment equal to the amount of the exercise price; or (iv) a combination of the foregoing. In addition to the foregoing, any Option granted under the Plan may be exercised through a broker-dealer acting on behalf of a Participant if (A) the broker-dealer has received from the Participant or the Company a notice evidencing the exercise of such Option by the Participant and instructions signed by the Participant requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (B) adequate provision has been made with respect to the payment of the exercise price of the Option and of any withholding taxes due upon such exercise or, in the case of an Incentive Stock Option, upon the premature disposition of such shares and (C) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR, Part 220 and any successor rules and regulations applicable to such exercise.

          (c) EXERCISE OF OPTIONS. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement. Exercise of an Option shall be by written notice stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

          (d) OTHER TERMS AND CONDITIONS. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by the Company, its Subsidiaries or an Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise of Options must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time and (vi) the achievement by the Company or the Participant of specified performance criteria.

          (e)  SPECIAL RESTRICTIONS RELATING TO INCENTIVE STOCK OPTIONS.
Options issued in the form of Incentive Stock Options shall not be granted to Directors who are not also Eligible Employees of the Company or a Subsidiary and shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established under the Plan or by the Committee, comply with the requirements of Section 422 of the Code (or any successor Section thereto), including, without limitation, the requirement that the exercise price of an Incentive Stock Option not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, the requirement that each Incentive Stock Option, unless sooner exercised, terminated or cancelled, expire no later than ten years from its Date of Grant, and the requirement that the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, its parent or any Subsidiary) not exceed $100,000.
No Incentive Stock Options shall be granted to any Eligible Employee if, immediately before the grant of an Incentive Stock Option, such Eligible Employee owns more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries (as determined in accordance with the stock attribution rules contained in Sections 422 and 424(d) of the Code). Provided, the preceding sentence shall not apply if, at the time the Incentive Stock Option is granted, the exercise price is at least 110% of the Fair Market Value of the Common Stock subject to the Incentive Stock Option, and such Incentive Stock Option by its terms is exercisable no more than five years from the date such Incentive Stock Option is granted. This Plan and any Incentive Stock Options granted hereunder shall be deemed to have incorporated by reference all the provisions and requirements of Section 422 of the Code (and the Treasury Regulations issued thereunder) which are required to provide that all Incentive Stock Options granted hereunder shall be "incentive stock options" described in Section 422 of the Code.

          (f) APPLICATION OF FUNDS. The cash proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes. Shares received by the Company in lieu of cash payment will be considered as treasury stock and may be retired at the Company's discretion.

          (g) SHAREHOLDER RIGHTS. No Participant shall have any rights as a shareholder with respect to Common Stock subject to an Option prior the to the purchase of such Common Stock upon exercise of the Option.

     SECTION 6.3 OPTIONS NOT QUALIFYING AS INCENTIVE STOCK OPTIONS. With respect to all or any portion of any Option granted under this Plan not qualifying as an "incentive stock option" under Section 422 of the Code, such Option shall be considered as a Nonqualified Stock Option granted under this Plan for all purposes. Further, in the event that the Committee grants Incentive Stock Options under this Plan to a Participant and the applicable limitation contained in Section 6.2(e) herein is exceeded, such Incentive Stock Options in excess of such limitation shall be treated as Nonqualified Stock Options under this Plan subject to the terms and provisions of the applicable Award Agreement, except to the extent modified to reflect recharacterization of the Incentive Stock Options as Nonqualified Stock Options.


                                     ARTICLE VII

                               RESTRICTED STOCK AWARDS

     SECTION 7.1 GRANT OF RESTRICTED STOCK AWARDS. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to any Participant. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Restricted Stock Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates, and by an Award Agreement setting forth the terms of such Restricted Stock Award.

     SECTION 7.2 CONDITIONS OF RESTRICTED STOCK AWARDS. The grant of a Restricted Stock Award shall be subject to the following:

          (a) RESTRICTION PERIOD. In addition to any vesting conditions determined by the Committee, including, but not by way of limitation, the achievement by the Company or Participant of specified performance criteria, vesting of each Restricted Stock Award shall require the holder to remain a Director of the Company or in the employment of the Company, a Subsidiary or an Affiliated Entity for a prescribed period (a "Restriction Period"). The Committee shall determine the Restriction Period or Periods which shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof. At the end of the Restriction Period, assuming the fulfillment of all specified vesting conditions, the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof. In the event such vesting conditions have not been satisfied, the unvested portion of the Restricted Stock Award (including the shares of Common Stock represented thereby) shall be forfeited and neither the Participant nor any other person shall have any interest therein in any manner whatsoever. The Committee may, in its sole discretion, modify or accelerate the vesting of a Restricted Stock Award under such circumstances as it deems appropriate.

          (b) RESTRICTIONS. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by a Restricted Stock Award during any applicable Restriction Period. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing shares of Common Stock subject to the Restricted Stock Award to give appropriate notice of such restrictions.

          (c) RIGHTS AS SHAREHOLDERS. During any Restriction Period, the Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a shareholder with respect to the shares subject to the Restricted Stock Award, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Common Stock subject to the Restricted Stock Award with respect to which they were paid.


                                     ARTICLE VIII

                                  STOCK ADJUSTMENTS

     In the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock or rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each share available under and subject to the Plan as provided in
Section 1.3 hereof, and each share subject or which may become subject to Options or Restricted Stock Awards under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, with respect to Options, in no such event will such adjustment result in a modification of any Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the "Minimum Adjustment"). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article VIII and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article VIII which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise, payment or settlement of such Award.

     No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.


                                      ARTICLE IX

                                       GENERAL

     SECTION 9.1 AMENDMENT OR TERMINATION OF PLAN. The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article VIII) or decrease the minimum exercise price to less than the Fair Market Value on the Date of Grant, provided, that any amendment to the Plan shall require approval of the shareholders if, in the opinion of counsel to the Company, such approval is required by any Federal or state law or any regulations or rules promulgated thereunder.

     SECTION 9.2 DIVIDENDS AND DIVIDEND EQUIVALENTS. The Committee may choose, at the time of the grant of any Award or any time thereafter up to the time of payment of such Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents granted hereunder shall be paid in such form and manner (i.e., lump sum or installments), and at such time as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest or be reinvested into additional shares of Common Stock.

     SECTION 9.3 ACCELERATION OF OTHERWISE UNEXERCISABLE OPTIONS ON DEATH, DISABILITY OR OTHER SPECIAL CIRCUMSTANCES. The Committee, in its sole discretion, may permit (i) a Participant who terminates employment due to a Disability, (ii) the personal representative of a deceased Participant, or (iii) any other Participant who terminates employment upon the occurrence of special circumstances (as determined by the Committee) to purchase all or any part of the shares subject to any unvested Option on the date of the Participant's Disability, death, or as the Committee otherwise so determines. With respect to Options which have already vested at the date of such termination or the vesting of which is accelerated by the Committee in accordance with the foregoing provision, the Participant or the personal representative of a deceased Participant shall automatically have the right to exercise such vested Options within three months of such date of termination of employment (or such longer period as shall be provided in the Award Agreement) or one year in the case of a Participant suffering a Disability or three years in the case of a deceased Participant; provided, however, in no event shall the Option be exercisable beyond the original expiration date of the Option.

     SECTION 9.4 NON-TRANSFERABILITY OF OPTIONS. Except as otherwise herein provided, any Option granted shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Participant, only by him or her. More particularly (but without limiting the generality of the foregoing), the Option shall not be assigned, transferred (except as provided above), pledged or hypothecated in any way whatsoever, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof shall be null and void and without effect.

     SECTION 9.5 WITHHOLDING TAXES. A Participant may pay the amount of taxes required by law upon the exercise or payment of an Award (i) in cash, (ii) by delivering to the Company shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of such required withholding taxes, or (iii) by directing the Company to withhold from the shares of Common Stock to be delivered to the Participant upon exercise or payment of the Award shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of such required withholding taxes.

     SECTION 9.6 AMENDMENTS TO AWARDS. The Committee may at any time amend the terms of any Award Agreement, whether or not presently exercisable, earned, paid or vested, to accelerate vesting of Awards.

     SECTION 9.7 SECURITIES LAWS. The Company shall have no obligation to issue or deliver certificates representing shares of Common Stock subject to Awards prior to:

          (a) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; and

          (b) the completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

     SECTION 9.8 CHANGE OF CONTROL. Awards granted under the Plan to any Participant may, in the discretion of the Committee, provide that such Awards shall be immediately vested, fully earned and exercisable upon the Change of Control Date.

     SECTION 9.9 NO RIGHT TO CONTINUED EMPLOYMENT. Participation in the Plan shall not give any Director any right to remain a Director of the Company or any Eligible Employee any right to remain in the employ of the Company, any Subsidiary or any Affiliated Entity. The adoption of this Plan shall not be deemed to give any Director, Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.

     SECTION 9.10 RELIANCE ON REPORTS. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

     SECTION 9.11 CONSTRUCTION. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Any word appearing herein in the plural shall include the singular, where appropriate, and likewise the singular shall include the plural, unless the context clearly indicates to the contrary.

     SECTION 9.12 INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS GRANTED SEPARATELY. Since the Committee is authorized to grant Nonqualified Stock Options and Incentive Stock Options to Participants, the grants thereof and Award Agreements relating thereto will be made separately and totally independent of each other. Except as it relates to the total number of shares of Common Stock which may be issued under the Plan, the grant or exercise of a Nonqualified Stock Option shall in no manner affect the grant and/or exercise of any Incentive Stock Option. Similarly, the grant and exercise of an Incentive Stock Option shall in no manner affect the grant and/or exercise of any Nonqualified Stock Option.

     SECTION 9.13 GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable Federal law.


                                      ARTICLE X

                     ACCELERATION OF OPTIONS UPON CORPORATE EVENT

     If the Company shall, pursuant to action by the Board, at any time propose to dissolve or liquidate or merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Options under the Plan, or for the substitution of new options therefor, the Committee shall cause written notice of the proposed transaction to be given to each Participant no less than forty days prior to the anticipated effective date of the proposed transaction, and his Option shall become 100% vested and, prior to a date specified in such notice, which shall be not more than ten days prior to the anticipated effective date of the proposed transaction, each Participant shall have the right to exercise his Option to purchase any or all of the Common Stock then subject to such Option. Each Participant, by so notifying the Company in writing, may, in exercising his Option, condition such exercise upon, and provide that such exercise shall become effective at the time of, but immediately prior to, the consummation of the transaction, in which event such Participant need not make payment for the Common Stock to be purchased upon exercise of such Option until five days after written notice by the Company to such Participant that the transaction has been consummated. If the transaction is consummated, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of such consummation. If the transaction is abandoned, (i) any Common Stock not purchased upon exercise of such Option shall continue to be available for purchase in accordance with the other provisions of the Plan and (ii) to the extent that any Option not exercised prior to such abandonment shall have vested solely by operation of this Article X, such vesting shall be deemed annulled, and the vesting schedule set forth in the Participant's Award Agreement shall be reinstituted, as of the date of such abandonment.